Exhibit 99.2

34/F, Tower 3, China Central Place, 77 Jianguo Road, Beijing 100025, China

Telephone: (86-10) 5809-1000    Facsimile: (86-10) 5809-1100

April 19, 2011

China Zenix Auto International Limited

No. 1608, North Circle Road State Highway,

Zhangzhou, Fujian Province 363000

People’s Republic of China

Re: China Zenix Auto International Limited

Dear Sirs:

We have acted as the People’s Republic of China (the “PRC”, for the purpose of this legal opinion, not including Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan) legal adviser to China Zenix Auto International Limited (the “Company”) in connection with its initial public offering (the “Offering”) and listing of American depositary shares (the “ADSs”) on the New York Stock Exchange (the “NYSE”).

We are qualified lawyers in the PRC and are authorized by the Ministry of Justice of the PRC to issue legal opinions in relation to the above matters in accordance with the published and publicly available PRC laws, regulations, rules and supreme court’s judicial interpretations (the “PRC Laws”), and such qualification and authorization have not been revoked, suspended, restricted or limited in any manner whatsoever.

For the purpose of rendering this legal opinion (this “Opinion”), we have examined the copies of the documents provided to us by the Company. In such examination, we have assumed that:

(a)	all documents submitted to us as copies are identical to their originals; and

(b)	all signatures, seals and chops on such documents are genuine.

This Opinion is rendered on the basis of all the PRC Laws effective as of the date hereof and there is no assurance that any of such PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term. Any such changes, amendments thereto or replacements thereof may become effective immediately on promulgation or publication.

We do not purport to be experts on or generally familiar with or qualified to express legal opinions based on the laws of any jurisdiction other than the PRC. Accordingly, we express or imply no opinion on the laws of any jurisdiction other than the PRC.

Section I Definition

Unless otherwise expressly prescribed in this Opinion, the following capitalized terms shall have the meanings ascribed to them below:

“AOA”	refers to articles of association of a company.

“China Wheel”	refers to China Wheel Limited, a company incorporated under the laws of Hong Kong Special Administrative Region and 100% equity interest of which is directly owned by the Company.

“Zhengxing Wheel”	refers to Zhengxing Wheel Group Co., Ltd., a wholly foreign-owned enterprise (“WFOE”) incorporated under the PRC Laws and directly wholly-owned by China Wheel.

“Zhengxing Wheel’s Subsidiaries”	refer to Zhengxing Wheel’s wholly-owned subsidiaries, each of which is incorporated under the PRC Laws and listed on Schedule 1 to this Opinion.

“Government Agencies”	refer to any competent government authorities, courts, arbitration commissions, or regulatory bodies of the PRC.

“Governmental Authorization”	refers to any approval, consent, permit, authorization, filing, registration, exemption, waiver, endorsement, annual inspection, qualification and license required by the applicable PRC Laws to be obtained from any Government Agency.

“Registration Statement”	refers to the registration statement on Form F-1, including all amendments or supplements thereto, under the United States Securities Act of 1933, as amended, filed with the United States Securities and Exchange Commission (the “SEC”) relating to the offering by the Company of the ADSs.

“Prospectus”	refers to the prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement.

Section II Opinions

Based on the foregoing, we are of the opinion on the date hereof that:

1)	Zhengxing Wheel has been duly incorporated and organized and, prior to the acquisition of Zhengxing Wheel by China Wheel which was completed on December 29, 2008, Zhengxing Wheel had been validly existing as a domestic company with limited liability under the PRC Laws. All Governmental Authorizations required under the PRC Laws for this acquisition have been obtained and are in full force and effect and, the acquisition price has been fully paid by China Wheel. Following this acquisition, Zhengxing Wheel became a WFOE with limited liability and is validly existing with full legal person status and is in good standing under the PRC Laws.

All necessary Governmental Authorizations required under the PRC Laws for the ownership by the Company of the equity interests in Zhengxing Wheel through China Wheel have been obtained and are in full force and effect. The AOA, other constitutional documents and business license of Zhengxing Wheel comply with the requirements of the applicable PRC Laws and are in full force and effect. All of the equity interests in Zhengxing Wheel have been duly authorized, validly issued, and fully paid up in accordance with applicable PRC Laws and its AOA and are legally owned indirectly by the Company through China Wheel. These equity interests are free and clear of any encumbrance, security interest, pledge, claims or any third-party right. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in Zhengxing Wheel.

2)	Each of Zhengxing Wheel’s Subsidiaries has been duly organized and is validly existing as a domestic company with limited liability and full legal person status and is in good standing under the PRC Laws. All Governmental Authorizations required under the PRC Laws for the ownership of equity interests in each of Zhengxing Wheel’s Subsidiaries have been obtained and are in full force and effect. The AOA, other constitutional documents and the business license of each of Zhengxing Wheel’s Subsidiaries comply with the requirements of the applicable PRC Laws and are in full force and effect. All of the equity interests in each of Zhengxing Wheel’s Subsidiaries have been duly authorized, validly issued, and fully paid up in accordance with applicable PRC Laws and their respective AOAs and are legally owned by Zhengxing Wheel. These equity interests are free and clear of any encumbrance, security interest, pledge, claims or any third-party right. There are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in any of Zhengxing Wheel’s Subsidiaries.

3)	On August 8, 2006, six PRC regulatory agencies, including the Ministry of Commerce (the “MOFCOM”), the State-Owned Assets Supervision and Administration Commission (the “SASAC”), the State Administration of Taxation (the “SAT”), the State Administration for Industry and Commerce (the “SAIC”), the China Securities Regulatory Commission (the “CSRC”), and the State Administration of Foreign Exchange (the “SAFE”), jointly promulgated the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006 and was amended on June 22, 2009. The M&A Rules prescribe, among other things, the procedures and formalities of merger and acquisition of a domestic enterprise in China by foreign investors by either purchasing the equities or assets of, or stock swap with, a target PRC enterprise. Following the adoption of the M&A Rules, on September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles as defined under the M&A Rules (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

We are of the opinion that China Wheel’s acquisition of Zhengxing Wheel is in compliance with the M&A Rules and that all Governmental Authorizations required under the M&A Rules for this acquisition have been obtained and are in full force and effect. In addition, the Company is not required by the M&A Rules and Related Clarifications to apply with any relevant PRC regulatory agencies, including the CSRC, for any approval of this Offering and the listing and trading of the Company’s ADSs on a U.S. stock exchange, including the NYSE, because the Company is not a “special purpose vehicle” as defined under the M&A Rules and Related Clarifications, even after taking into account the option granted by Ms. Laifan Chu (“Ms. Chu”) to Mr. Jianhui Lai (“Mr. Lai”) who has undertaken in writing not to exercise such option until the expiry of six months after the completion of this Offering, as disclosed under the section “Our Corporate Structure and History—Our History—Acquisition of Zhengxing Wheel by us” in the Registration Statement and the Prospectus. However, we cannot exclude the possibility that the CSRC or other relevant PRC Governmental Agencies might, from time to time, further clarify or interpret the M&A Rules in writing or orally and require their approvals be obtained for this Offering.

4)	Except as disclosed in the Registration Statement and the Prospectus, the Company and each of its beneficial owners who is a PRC resident have complied with all the relevant PRC Laws governing the administration of foreign exchange and completed all the relevant registration, reporting, filing and other procedures as required by the SAFE.

5)	All Governmental Authorization required for the consummation of the Offering and the listing and trading of the Company’s ADSs on a United States stock exchange, including the NYSE, have been obtained and are in full force and effect.

6)	The execution, delivery and performance of the Share Purchase Agreement dated November 26, 2008 between China Wheel Limited, Mr. Lai and the other parties thereto (the “Share Purchase Agreement”) and the oral agreement between Ms. Chu and Mr. Lai on November 26, 2008 (the “Oral Agreement”) (to the extent such Oral Agreement is governed by PRC Laws), constitute legal, valid and binding obligations of all the parties thereto, enforceable against all the parties therein.

7)	The statements in the Registration Statement and the Prospectus under the sections captioned “Our Corporate Structure and History” and “Taxation” and elsewhere to the extent such statements relate to matters of PRC Laws or documents, agreements or proceedings governed by PRC Laws, are of our opinion and true and accurate, and fairly present or summarize in all material respects of the PRC Laws, legal matters, documents, agreements or proceedings referred to therein; and such statements do not contain any untrue statement of a material fact, and do not omit to state any material fact necessary to make the statements, in light of the circumstances under which they were made, not misleading.

We have acknowledged our name was referred to in the Registration Statement and the Prospectus for the Offering and listing of the Company’s ADSs. We hereby consent to the use of and references to our name in the Registration Statement and Prospectus and consent to the filing of this Opinion as an exhibit to the Registration Statement and the inclusion of the discussions attributed to our firm under the headings “Risk Factors”, “Enforceability of Civil Liabilities”, “Regulation”, “Taxation”, “Legal Matters” and elsewhere in the Registration Statement and Prospectus. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

This Opinion is rendered solely to you for the Offering and the listing of the Company’s ADSs and may not be used for any other purpose. It may not be disclosed to anyone else or used for any other purpose without our prior written consent, except for (i) the submission to the NYSE, and (ii) incorporation in the Registration Statement and the Prospectus, which shall be prepared and publicly disclosed for the consummation of the Offering and the listing of the Company’s ADSs.

Yours faithfully,

/s/ Jingtian & Gongcheng Attorneys at Law

Jingtian & Gongcheng Attorneys at Law

SCHEDULE 1

List of Zhengxing Wheel’s Subsidiaries

1.	Zhengxing Group Langfang Wheel Co., Ltd.

2.	Zhengxing Group Chengdu Wheel Co., Ltd.

3.	Zhengxing Group Hefei Wheel Co., Ltd.

4.	Zhengxing Group Benxi Wheel Co., Ltd.

5.	Hua’an Zhengxing Wheel Co., Ltd.

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